================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 6, 1996

                             PRIME HOSPITALITY CORP.
             (Exact name of Registrant as specified in its charter)

                           COMMISSION FILE NO. 1-6869

                 DELAWARE                                       22-2640625
      (State or other jurisdiction of                          (IRS employer
      incorporation or organization)                        identification no.)

  700 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY                          07004
  (address of principal executive offices)                        (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201)882-1010



================================================================================

Item 2.    Acquisition of Assets

         On March 6, 1996, Prime Hospitality Corp. (the "Company") acquired 18 hotels, consisting of 16 Wellesley Inns and two other limited-service hotels for approximately $65.1 million in cash. The acquisition enables the Company to consolidate the ownership and establish full control over its proprietary brand Wellesley Inns with all 30 Wellesley Inns now owned and operated by the Company. The acquisition is intended to provide the Company with significant new opportunities to maximize the value of its brand.

         The hotels are located in Florida, New York, New Jersey, Virginia, Maryland and Pennsylvania. In 1995, the hotels generated $24.3 million of revenues and earnings before interest, taxes, depreciation and amortization and management fees of $10.4 million.

         The acquisition price was comprised of $60.4 million to purchase the first mortgage on the 18 hotels with a face value of approximately $70.5 million and $4.7 million to purchase the interests of the three partnerships which owned the hotels. The Company utilized its available cash to fund the acquisition. Approximately $1.9 million of the total purchase price was paid to a partnership in which a general partner is the father of David A. Simon, the Company's President and Chief Executive Officer. In connection with the transaction, the Company also terminated its management agreements and junior subordinated mortgages related to the 18 hotels.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements of Business Acquired

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
         Wellesley I, L.P., Meriden Hotel Associates, L.P., Multi-Wellesley Hotels, L.P., Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates:

We have audited the accompanying combined balance sheets of Wellesley I, L.P., Meriden Hotel Associates, L.P., Multi-Wellesley Hotels, L.P., Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates (collectively, the "Partnerships") as of December 31, 1995 and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1995, and the combined results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 5 to the combined financial statements, in March 1996, all assets of the Partnerships were sold to Prime Hospitality Corp.



                                                  ARTHUR ANDERSEN LLP

Roseland, New Jersey
May 17, 1996

            WELLESLEY I, L.P., MERIDEN HOTEL ASSOCIATES, L.P., MULTI-
          WELLESLEY HOTELS, L.P., BISCAYNE-CLIFTON ASSOCIATES, LEJEUNE
            ASSOCIATES, FORT PIERCE ASSOCIATES AND DAYTONA ASSOCIATES

                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1995
                                 (IN THOUSANDS)

ASSETS
Current assets:
   Cash and cash equivalents .....................................          $   1,470
   Accounts receivable, net of reserves ..........................                715
   Other current assets ..........................................              1,086
                                                                            ---------
         Total current assets ....................................              3,271

Property, equipment and leasehold improvements, net of accumulated
   depreciation and amortization .................................             87,719
Restricted cash ..................................................              1,964
                                                                            ---------
         TOTAL ASSETS ............................................          $  92,954
                                                                            =========

LIABILITIES AND PARTNERSHIPS' EQUITY
Current liabilities:
   Current portion of debt .......................................          $  87,523
   Other current liabilities .....................................              6,041
                                                                            ---------
         Total current liabilities ...............................             93,564

Long-term debt, net of current portion ...........................             13,562
Other liabilities ................................................                250
                                                                            ---------
         Total liabilities .......................................            107,376
                                                                            ---------
Commitments and contingencies

Partnership equity:
   Partnership equity ............................................             10,775
   Retained earnings .............................................            (25,197)
                                                                            ---------
         Total partnership equity ................................            (14,422)
                                                                            ---------
         TOTAL LIABILITIES AND PARTNERSHIPS' EQUITY ..............          $  92,954
                                                                            =========


            See Accompanying Notes to Combined Financial Statements.

            WELLESLEY I, L.P., MERIDEN HOTEL ASSOCIATES, L.P., MULTI-
          WELLESLEY HOTELS, L.P., BISCAYNE-CLIFTON ASSOCIATES, LEJEUNE
            ASSOCIATES, FORT PIERCE ASSOCIATES AND DAYTONA ASSOCIATES

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

Revenues:
   Lodging ............................................                $ 24,015
   Rental and other ...................................                     331
                                                                       --------
         Total revenues ...............................                  24,346
                                                                       --------
Costs and expenses:
   Direct hotel operating expenses:
     Lodging ..........................................                   6,492
     Selling and general ..............................                   5,875
   Occupancy and other operating ......................                   2,836
   Depreciation and amortization ......................                   4,965
                                                                       --------
         Total costs and expenses .....................                  20,168
                                                                       --------

Operating income ......................................                   4,178

Interest expense ......................................                   5,403
                                                                       --------
Net loss ..............................................                $ (1,225)
                                                                       ========


            See Accompanying Notes to Combined Financial Statements.

            WELLESLEY I, L.P., MERIDEN HOTEL ASSOCIATES, L.P., MULTI-
          WELLESLEY HOTELS, L.P., BISCAYNE-CLIFTON ASSOCIATES, LEJEUNE
            ASSOCIATES, FORT PIERCE ASSOCIATES AND DAYTONA ASSOCIATES

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

Cash flows from operating activities:
   Net loss ........................................................................          $(1,225)
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization .................................................            4,965
     Accretion of excess face amount of prior debt and accrued interest over
       restructured principal balance ..............................................           (2,942)
   Increase (decrease) from changes in other operating assets and liabilities:
     Accounts receivable ...........................................................               95
     Other current assets ..........................................................              (10)
     Other liabilities .............................................................            2,180
                                                                                              -------
     Net cash provided by operating activities .....................................            3,063
                                                                                              -------

Cash flows from investing activities:
   Proceeds from sales of property, equipment and leasehold improvements ...........               75
   Purchases of property, equipment and leasehold improvements .....................             (737)
   Increase in restricted cash .....................................................             (644)
   Other ...........................................................................              158
                                                                                              -------
     Net cash used in investing activities .........................................           (1,148)
                                                                                              -------

Cash flows from financing activities:
   Net proceeds from issuance of debt ..............................................            4,887
   Payments of debt ................................................................           (5,780)
   Distribution to owners ..........................................................             (542)
                                                                                              -------
     Net cash provided by financing activities .....................................           (1,435)
                                                                                              -------

Net increase in cash and cash equivalents ..........................................              480
Cash and cash equivalents at beginning of period ...................................              990
                                                                                              -------
Cash and cash equivalents at end of period .........................................          $ 1,470
                                                                                              =======




            See Accompanying Notes to Combined Financial Statements.

       WELLESLEY I, L.P., MERIDEN HOTEL ASSOCIATES, L.P., MULTI-WELLESLEY HOTELS, L.P., BISCAYNE-CLIFTON ASSOCIATES, LEJEUNE ASSOCIATES, FORT
                    PIERCE ASSOCIATES AND DAYTONA ASSOCIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)      BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations
         --------------------
         During 1995 and through March 6, 1996 (see Note 5), Wellesley I, L.P. and Meriden Hotel Associates, L.P. owned 55.6% and 44.4%, respectively, of the following limited service hotels which were operated under a management agreement with Prime Hospitality Corp. ("Prime").

                  Wellesley Inn - Deerfield Beach, Florida              79 rooms
                  Wellesley Inn - Hazlet, New Jersey                    89 rooms
                  Wellesley Inn - Miami, Florida                       106 rooms
                  Wellesley Inn - Reading, Pennsylvania                105 rooms
                  Wellesley Inn - Rochester, New York                   99 rooms

         During 1995 and through March 6, 1996 (see Note 5), Multi-Wellesley Hotels, L.P. owned the following four limited service hotels which were operated under a management agreement with Prime.

                  Wellesley Inn  - Buffalo, New York                    84 rooms
                  Wellesley Inn  - Fairfax, Virginia                    83 rooms
                  Holiday Inn Express - Herndon, Virginia              115 rooms
                  Wellesley Inn - Miami Lakes, Florida                 100 rooms

         During 1995 and through March 6, 1996 (see Note 5), Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates owned the following nine limited service hotels which were operated under a management agreement with Prime.

                  Wellesley Inn - Coral Springs, Florida               106 rooms
                  Wellesley Inn - Ft. Lauderdale, Florida              106 rooms
                  Wellesley Inn - Ft. Lauderdale, Florida              100 rooms
                  Wellesley Inn - Fishkill, New York                    83 rooms
                  Wellesley Inn - Hagerstown, Maryland                  84 rooms
                  Wellesley Inn - Rochester, New York                   98 rooms
                  Wellesley Inn - Ramsey, New Jersey                    90 rooms
                  Wellesley Inn - Suffern, New York                     97 rooms
                  Days Inn - Dunmore, Pennsylvania                      90 rooms

         These hotel properties (the "Hotels"), excluding the Suffern Wellesley Inn, were purchased from Prime Motor Inns, Inc. ("PMI") the predecessor corporation to Prime, in 1989 for $107,000,000. The consideration consisted of $16,120,000 in cash, the assumption of $77,455,000 in existing first mortgage notes payable to a group of financial institutions ("the Holders") and $13,425,000 in new second mortgage notes payable to PMI. PMI retained ownership of the land under the hotels owned by the Wellesley I and Multi-Wellesley, L.P.'s and leased it back to these partnerships under a long-term lease. The land was subsequently sold to these partnerships (see Note 3). Effective December 1, 1992, the Suffern Wellesley Inn was transferred to the Biscayne-Clifton partnership in exchange for the assumption of mortgage debt.

         As reflected in the accompanying combined financial statements of Wellesley I, L.P., Meriden Hotel Associates, Multi-Wellesley Hotels, L.P., Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates (collectively, the "Partnerships") and described in Note 3, a significant portion of the Partnerships' debt matured in December 1995. On March 6, 1996, the Holders, the Partnerships and Prime entered into an agreement in which Prime purchased the first mortgage notes of the Holder and the Partnerships' interests in the 18 hotels for $65,100,000 in cash (see Note 5).

         Principles of Combination
         -------------------------
         The combined financial statements include the accounts of the Partnerships for the year ended December 31, 1995. The combined financial statements do not reflect the sale of these hotels to Prime.

         Use of Estimates
         ----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
         -------------------------
         All investments with a maturity of three months or less are considered to be cash equivalents.

         Restricted Cash
         ---------------
         Restricted cash is cash held by the servicer, Kleinwort Benson Limited, for payment of principal and interest on the first mortgage notes (Note
         3) and to provide for the
         replacement and maintenance of buildings and equipment at the Hotels in accordance with the provisions of the management agreement.

         Property, Equipment and Leasehold Improvements
         ----------------------------------------------
         The property, equipment and leasehold improvements of the Partnerships are reflected in the accompanying combined financial statements at cost, less valuation reserves and net of accumulated depreciation and amortization. Depreciation and amortization have been provided on a straight-line basis for financial reporting purposes as follows-

                  Buildings -- 31.5 years
                  Furniture and equipment -- 4 to 7 years
                  Leasehold improvements and refurbishing -- 10 years

         Par Operating Equipment
         -----------------------
         Par operating equipment (primarily linen supplies) is reflected at 80% of its original cost. All replacements of par operating equipment are expensed when purchased.

         Income Taxes
         ------------
         In accordance with the applicable Internal Revenue Service regulations, the income tax effects of profits and losses are attributable to the individual partners and are not reflected in the Partnerships' combined financial statements.

(2)      PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Property, equipment and leasehold imporvements consist of the following at December 31 (in thousands):

         Land .............................................          $   7,894
         Furniture, fixtures and equipment ................              5,762
         Buildings ........................................            103,401
         Leasehold improvements ...........................              1,161
         Refurbishing .....................................              1,670
                                                                     ---------
                                                                       119,888

         Less: accumulated depreciation ...................            (32,169)
                                                                     ---------

         Property, equipment and leasehold improvements-net          $  87,719
                                                                     =========

(3)      LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 1995 (in thousands):

                  First Mortgages ........................          $  72,381
                  Second Mortgages .......................             11,175
                  Third Mortgages ........................              7,894
                  Subrogation Mortgages ..................              9,635
                                                                    ---------

                           Total Debt ....................            101,085
                           Less: Current Portion .........            (87,523)
                                                                    ---------
                  Total Long-term Debt ...................          $  13,562
                                                                    =========

         The first mortgage notes were assumed by the Partnerships in connection with the acquisition of the Hotels by the Partnerships from PMI. PMI had guaranteed a portion of the first mortgage notes payable to the Holders and also guaranteed the payment of interest at a specified rate. In September 1990, PMI filed for protection under Chapter 11 of the Bankruptcy Code. PMI's bankruptcy was an event of default under the loan agreement and consequently the loan agreement was restructured. On July 31, 1992, PMI emerged from its Chapter 11 reorganization and merged with and into Prime. As part of the reorganization, the Holders received notes (the "Prime Notes") in full satisfaction of all claims against PMI. Effective December 1, 1992, the Holders, Prime and the Partnerships entered into a series of related agreements to restructure the debt on the Hotels (the "Restructuring Agreements"). The first mortgage notes matured on December 15, 1995 and the Partnerships were unable to satisfy this obligation. In connection with the acquisition of the Hotels, the first mortgage notes were purchased by Prime and the remaining mortgages held by Prime were cancelled (see Note 5).

         Interest on the first mortgage notes ranged from LIBOR (5.44% at December 31, 1995) plus 1.7% to LIBOR plus 1.8%. The first mortgage notes were secured by the Partnerships and substantially all of the assets of the Hotels.

         Interest on the second mortgage notes ranged from 8.2% to 9.5% and was generally payable based on the available cash flow of the Hotels as defined in the Restructuring Agreements.

         The subrogation notes were issued to Prime and were increased whenever the cash proceeds of the Prime Notes were utilized to pay obligations of the Partnerships to the Holders. In addition, the notes were increased from proceeds of the Prime Notes that were set aside to fund certain capital expenditures, to fund debt service and for unpaid interest on the notes. The subrogation notes accrued interest at the same rate as the first mortgage notes and were due on December 15, 1995.

         In December 1992, the land under the Hotels was sold to two of the partnerships for new third mortgage notes in the aggregate amount of $7,894,000. The third mortgage notes accrued interest at rates ranging from 10.8% to 11.85% and were scheduled to mature on March 31, 2088. Interest was payable monthly to the extent of available cash flow, as defined. No principal was due until maturity.

         The Restructuring Agreements were accounted for in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings." Accordingly, the remaining excess of the face amounts of the second mortgage note and related accrued interest payable over the restructured principal balance of $2,942,000 was amortized as a reduction of interest expense in 1995.

         Schedule maturities of long-term debt are as follows (in thousands):

                  Year Ended
                  ----------
                  1996 ..................             $ 87,523
                  1997 ..................                 --
                  1998 ..................                 --
                  1999 ..................                 --
                  2000 ..................                 --
                  Thereafter ............               13,562
                                                      --------
                           Total ........             $101,085
                                                      ========

(4)      COMMITMENTS AND CONTINGENCIES

         Management Agreements

         The Hotels were operated under management agreements with Prime. The management fees payable to Prime under the terms of the management agreements was equal to 3.0% of net revenues, as defined, and an accounting fee of $25,000 per year for each hotel property was also payable to Prime. For the year ended December 31, 1995, management and accounting fees of $1,174,295 are included in the combined statement of operations. In connection with the acquisition of the Hotels (see Note
         5), the management agreements were terminated.

         Prime maintained coverage relating to general liability insurance for the Hotels. For the year ended December 31, 1995, insurance premiums charged to the Hotels were $477,000. Prime maintained workmen's compensation and health insurance coverage for the Hotels. Premiums charged by Prime totaled $761,000 for the year ended December 31, 1995. In addition, Prime was reimbursed for reasonable expenses incurred for the benefit of the Hotels, primarily payroll related costs. Amounts due to Prime of $384,000 are included in other current liabilities in the accompanying combined financial statements and consist of operating expenses and management fees payable.

         Reservation Agreement

         The Hotels operate under the terms of a reservation agreement with ShoLodge, Inc. ("ShoLodge"). The agreement provides for a fee for participation in ShoLodge's centralized reservation systems equal to 1.0% of gross room revenues, as defined, plus certain other charges. For the year ended December 31, 1995, the Hotels incurred charges of $240,000 for participation in their centralized reservation systems.

         The Dunmore Days Inn operates under the terms of a franchise license agreement with Days Inn which expires on August 1, 1996. Franchise royalty fees are equal to 5% of gross room revenues, as defined. For the year ended December 31, 1995, the hotel incurred net franchise royalty fees of $57,000. The agreement also provides an advertising fee equal to 1.5% of gross room revenues, as defined, and a fee for participation in Days Inn's centralized reservation system equal to 2.3% of room revenues, as defined, plus certain other fixed charges. During the year ended December 31, 1995 the hotel incurred charges of $17,000 for advertising fees and $27,000 for participation in the centralized reservation system.

         The Herndon, Virginia hotel operates under the terms of a franchise license agreement with Holiday Inns, which expires on January 31, 2003. Franchise royalty fees are equal to 4% of gross room revenues as defined. For the year ended December 31, 1995, the hotel incurred net franchise royalty fees of $65,000. This agreement also provides for an advertising fee equal to 2% of gross room revenues, as defined, and a reservation fee for participation in Holiday Inn's centralized reservations system equal to 1% of room revenues, as defined, plus certain other fixed charges. During the year ended December 31, 1995, the hotel incurred charges of $32,000 for advertising fees and $29,000 for participation in the centralized reservation system.

(5)      SUBSEQUENT EVENT

         On March 6, 1996, Prime acquired the 18 hotels for approximately $65,100,000 in cash. The acquisition price was comprised of approximately $60,400,000 to purchase the first mortgages on the 18 hotels and $4,700,000 to purchase the interests of the Partnerships. In connection with the transaction, the management agreements and subordinated mortgage note agreements with Prime were terminated.

(b)      Pro Forma Financial Information

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following pro forma condensed combined balance sheet and statement of operations are provided for Prime Hospitality Corp. ("Prime") for the year ended December 31, 1995, and give effect to the acquisition of Wellesley I, L.P., Multi-Wellesley Hotels, L.P., Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates (collectively, "Partnerships") and the related financing as though they had occurred at the beginning of the earliest period presented.

         Those pro forma condensed combined balance sheet and statement of operations are presented for illustrative purposes only, and therefore are not necessarily indicative of the financial position or operating results that might have been achieved had such events occurred as of an earlier date, nor are they necessarily indicative of the operating results that may occur in the future.

         The condensed consolidated historical balance sheet and statement of operations of Prime are derived from the historical consolidated financial statements of Prime. The condensed combined historical balance sheet and statement of operations for the Partnerships are derived from the historical combined financial statements of the Partnerships.

                             PRIME HOSPITALITY CORP.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1995

                                                                              Eliminations of      Total
                                                                                Partnership      Pro Forma             Pro Forma
                                                 Prime(1)   Partnerships(2)     Asset/Liab(3)    Adjustments            Combined
                                                 --------   ---------------     -------------    -----------            --------
ASSETS
Current assets:
   Cash and cash equivalents ..............      $ 49,533      $   1,470          $  --          $(51,003)(4)(5)        $   --
   Marketable securities available for sale        11,929           --               --              --                   11,929
   Accounts receivables-net ...............        13,139            715             --              --                   13,854
   Other current assets ...................        18,576          1,086             --              --                   19,662
                                                 --------      ---------          -------        --------               --------
       Total current assets ...............        93,177          3,271             --           (51,003)                45,445
   Property, equipment and leasehold
     improvements, net of accumulated
     depreciation and amortization ........       398,201         87,719             --           (23,189)(4)            462,731
   Mortgages and notes receivable, net of
     current portion ......................        64,962           --               --            (2,816)(4)             62,146
   Other assets ...........................        16,901          1,964             --            (1,964)(4)             16,901
                                                 --------      ---------          -------        --------               --------

       TOTAL ASSETS .......................      $573,241      $  92,954          $  --          $(78,972)              $587,223
                                                 ========      =========          =======        ========               ========

LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilites:
   Current portion of debt ................      $  5,731      $  87,523          $  --          $(87,523)(4)           $  5,731
   Other current liabilities ..............        38,961          6,041             --            (3,916)(4)             41,086
                                                 --------      ---------          -------        --------               --------
       Total current liabilities ..........        44,692         93,564             --           (91,439)                46,817

   Long-term debt, net of current portion .       276,920         13,562             --            (1,955)(4)(5)         288,527
   Other liabilities ......................        18,713            250             --              --                   18,963
                                                 --------      ---------          -------        --------               --------
       Total liabilities ..................       340,325        107,376             --           (93,394)               354,307
                                                 --------      ---------          -------        --------               --------

Total stockholders' equity ................       232,916        (14,422)          14,422            --                  232,916
                                                 --------      ---------          -------        --------               --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $573,241      $  92,954          $14,422        $(93,394)              $587,223
                                                 ========      =========          =======        ========               ========


The accompanying notes are an integral part of the pro forma condensed combined financial statements.

                             PRIME HOSPITALITY CORP.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                                                        Total
                                                                                      Pro Forma             Pro Forma
                                                    Prime(1)     Partnerships(2)     Adjustments             Combined
                                                    --------     ---------------     -----------             --------
REVENUES
   Lodging ................................        $ 146,184         $ 24,015         $  --                 $ 170,199
   Food & Beverage ........................           37,955             --              --                    37,955
   Management and Other Fees ..............            8,115             --            (1,174)(6)               6,941
   Interest Income on Mortgages and Notes .           11,895             --              (163)(7)              11,732
   Rental and Other .......................            1,479              331            --                     1,810
                                                   ---------         --------         -------               ---------
       TOTAL REVENUES .....................          205,628           24,346          (1,337)                228,637
                                                   ---------         --------         -------               ---------
COSTS AND EXPENSES
   Direct Hotel Operating Expenses:
     Lodging ..............................           38,383            6,492            --                    44,875
     Food and Beverage ....................           28,429             --              --                    28,429
     Selling and General ..................           49,753            5,875            --                    55,628
   Occupancy and Other Operating ..........           11,763            2,836          (1,174)(6)              13,425
   General & Administrative Expense .......           15,515             --              --                    15,515
   Depreciation and Amortization ..........           15,974            4,965          (2,959)(8)              17,980
                                                   ---------         --------         -------               ---------
       TOTAL EXPENSES .....................          159,817           20,168          (4,133)                175,852
                                                   ---------         --------         -------               ---------

OPERATING INCOME ..........................           45,811            4,178           2,796                  52,785

   Investment Income ......................            4,861             --              --                     4,861
   Interest Expense .......................          (21,603)          (5,403)           (619)(7)(9)          (27,625)
   Other Income ...........................            2,239             --              --                     2,239
   Other Expense ..........................           (2,200)            --              --                    (2,200)
                                                   ---------         --------         -------               ---------

INCOME (LOSS) BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEMS ....................           29,108           (1,225)          2,177                  30,060
   Provision for Income Taxes .............           11,643             --               871(10)              12,514
                                                   ---------         --------         -------               ---------
INCOME (LOSS)BEFORE EXTRAORDINARY ITEMS ...           17,465           (1,225)          1,306                  17,546
   Extraordinary Items, Net of Income Taxes              104             --              --                       104
                                                   ---------         --------         -------               ---------

NET INCOME (LOSS) .........................        $  17,569         $ (1,225)        $ 1,306               $  17,650
                                                   =========         ========         =======               =========

The accompanying notes are an integral part of the pro forma condensed combined financial statements.

                    FOOTNOTES TO PRO FORMA CONDENSED COMBINED
                FINANCIAL INFORMATION OF PRIME HOSPITALITY CORP.

(1) The balance sheet and statement of operations of Prime Hospitality Corp. include the financial condition and results of Prime Hospitality Corp as of December 31, 1995 and for the year then ended.

(2) The balance sheet and statement of operations of the Partnerships include the combined results of Wellesley I L.P., Multi-Wellesley Hotels, L.P., Biscayne-Clifton Associates, LeJeune Associates, Fort Pierce Associates and Daytona Associates as of December 31, 1995.

(3) The eliminated Partnerships net assets and liabilities represent the equity of the combined Partnerships which were not acquired or assumed in the acquisition as only the assets and related liabilities of the Partnerships were acquired.

(4) Represents the purchase of the first mortgage notes from the Holders, reclassification of restricted cash to cash and cash equivalents, elimination of accrued interest, elimination of the Prime second, third and subrogation mortgages and adjustments to property, equipment and leasehold improvements to their fair value in accordance with purchase accounting.

(5)      Represents additional borrowing necessary to fund the acquisition.

(6) Represents the elimination of management and accounting fees paid to Prime by the Partnerships for the year ended December 31, 1995.

(7) Represents the elimination of interest income and interest expense recorded between Prime, the Partnerships and the Holders for the year ended December 31, 1995.

(8) Represents adjustment of depreciation expense based upon the new fair value of the property, equipment and leasehold improvements.

(9) Interest expense based upon the total purchase price at Prime's incremental borrowing rate.

(10) To tax effect all statement of operations pro forma adjustments at a rate of 40%, Prime's effective tax rate.

(c)      Exhibits

2.1(a) Contract of Purchase and Sale dated February 1, 1996 between Hillsborough Associates, Meriden Hotel Associates, L.P., Wellesley I, L.P., Multi-Wellesley Limited Partnership, Seller and Prime Hospitality Corp., Buyer (previously filed).

2.1(b) Consent of the Holders thereof to the Purchase by Prime Hospitality Corp. of the Outstanding First Mortgage Notes (previously filed).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

                                           PRIME HOSPITALITY CORP.

Date:  May 17, 1996                 By:  /s/ David A. Simon
                                         ------------------
                                           David A. Simon, President and
                                           Chief Executive Officer

Date:  May 17, 1996                 By:  /s/ John M. Elwood
                                         ------------------
                                           John M. Elwood, Executive Vice
                                           President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit

2.1(a) Contract of Purchase and Sale dated February 1, 1996 between Hillsborough Associates, Meriden Hotel Associates, L.P., Wellesley I, L.P., Multi-Wellesley Limited Partnership, Seller and Prime Hospitality Corp., Buyer (previously filed).

2.1(b) Consent of the Holders thereof to the Purchase by Prime Hospitality Corp. of the Outstanding First Mortgage Notes (previously filed).